Exhibit 10.11

Consulting Agreement

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of the 13th day of January, 2022 (the “Effective Date”),

AMONG:

MIDORI-BIO INC.

5 Hazelton Ave., Suite 400 Toronto, Ontario

M5R 2E1

(the “Corporation”) And:

1284670 B.C. LTD.

1570 – 505 Burrard Street Vancouver, British Columbia V7X 1M5

(“128”)

And:

TR GLOBAL LLC

1516 Edgewater Ave West Arden Hills, MN 55112, USA

(the “Consultant”).

The Corporation, 128 and the Consultant may be referred to herein individually as a “Party” or collectively, as the “Parties.”

Recital

As part of its ongoing business, the Corporation desires to retain qualified individuals to advise and assist the Corporation with respect to business development. In furtherance thereof, the Corporation and Consultant desire to enter into this relationship on the terms and conditions set forth herein.

Agreement

In consideration of the mutual covenants set forth below, the Parties hereby agree as follows:

1. Consulting Services and Term.

Effective as of the Effective Date, the Corporation hereby retains Consultant, and Consultant hereby agrees to provide the duties Services set forth in Schedule “A” to this Agreement (the “Services”) for an initial term of three (3) years, commencing upon the Effective Date (the “Initial Term”), unless terminated earlier in accordance with the provisions of Section 7 herein. The parties may mutually agree to renew this Agreement in writing for successive one (1) year terms following expiration of the Initial Term (the “Renewal Terms” and collectively with the Initial Term, the “Term”).

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2. Compensation.

As full and complete compensation for performing the Services, Consultant shall receive the following compensation:

(a) The Parties agree and acknowledge that on January 6, 2022, 128 acquired all of the issued and outstanding shares of the Corporation in exchange for shares of 128 and that it is the intention of the Parties that the securities of 128 shall be listed on a public stock exchange (the happening of such event hereinafter, a “Listing Event”). As the parent company, 128 will benefit from the provision of the Services to the Corporation. With the foregoing in mind, 128 agrees to issue 600,000 common shares in the capital of 128 (the “Consideration Shares”) to the Consultant at a deemed price of $0.50 per Consideration Share (for the avoidance of doubt, the Consultant will not be required to pay any cash consideration for the Consideration Shares) within five (5) business days of the Effective Date. The Consultant agrees and acknowledges that the certificates representing the Consideration Shares will bear such legends as required by applicable securities laws and, in addition, certificates representing 400,000 Consideration Shares will be subject to resale restrictions for a period of twelve (12) months from the Listing Event.

(b) The Consultant will be paid a monthly fee equal to Twelve Thousand United States Dollars ($12,000.00 USD) plus such taxes as Consultant is legally required to collect, on the first day of each month following provision of the Services.

(c) In addition to the foregoing, the Consultant may be paid the following one-time fees:

(i) a one-time fee equal to Fifty Thousand Dollars ($50,000.00) if the Corporation achieves a minimum of Five Hundred Thousand Dollars ($500,000.00) of gross sales in the 2022 calendar year (the “2022 Threshold”) solely from sales to the clients set forth on Schedule “B” attached hereto (the “Approved Clients”), provided that if the Corporation fails to achieve the 2022 Threshold for any reason whatsoever, no fee shall be payable to the Consultant pursuant to this subsection 2(c)(i), this subsection 2(c)(i) shall be null and void and the Corporation shall have no liability to the Consultant whatsoever as a result;

(ii) a one-time fee equal to Fifty Thousand Dollars ($50,000.00) if the Corporation achieves a minimum of Two Million Dollars ($2,000,000.00) of gross sales in the 2023 calendar year (the “2023 Threshold”) solely from sales to the Approved Clients; provided that if the Corporation fails to achieve the 2023 Threshold for any reason whatsoever, no fee shall be payable to the Consultant pursuant to this subsection 2(c)(ii), this subsection 2(c)(ii) shall be null and void and the Corporation shall have no liability to the Consultant whatsoever as a result; and

(iii) a one-time fee equal to Fifty Thousand Dollars ($50,000.00) if the Corporation achieves a minimum of Three Million Dollars ($3,000,000.00) of gross sales in the 2024 calendar year (the “2024 Threshold”) solely from sales to the Approved Clients; provided that if the Corporation fails to achieve the 2024 Threshold for any reason whatsoever, no fee shall be payable to the Consultant pursuant to this subsection 2(c)(iii), this subsection 2(c)(iii) shall be null and void and the Corporation shall have no liability to the Consultant whatsoever as a result.

(d) The Corporation will reimburse Consultant promptly for reasonable travel and other incidental expenses incurred by Consultant in performing the Services under this Agreement; provided, however, that the Corporation will not be obligated hereunder unless (i) the Corporation has agreed in advance to reimburse such costs and (ii) Consultant provides the Corporation with appropriate receipts or other relevant documentation for all such costs as part of any submission for reimbursement.

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(e) Except otherwise specified, all references to currency, monetary values and dollars in this Agreement are expressed in lawful money of Canada.

(f) The Consultant represents, warrants, acknowledges and agrees that:

(i) the Consideration Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or under any U.S. state securities laws, and have been offered and will be issued to the Consultant in reliance on (A) the exemption from the registration requirements of the U.S. Securities Act provided by section 4(a)(2) thereof, and (B) the exemption from registration under the Minnesota Uniform Securities Act (2002) provided by § 80A.46

(14) thereof;

(ii) the Consultant, either alone or together with its advisers, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Consideration Shares, and the Consultant is able to bear the economic risk of loss of the Consultant’s entire investment;

(iii) the Consultant will acquire the Consideration Shares for the Consultant’s own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Consideration Shares in violation of the United States securities laws;

(iv) the Consultant acknowledges that it will not be acquiring the Consideration Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(v) the Consultant has been given access to such other information concerning 128 and the Corporation as it has considered necessary or appropriate in connection with its investment decision to accept the Consideration Shares pursuant to this Agreement;

(vi) there may be material tax consequences to the Consultant of an acquisition or disposition of the Consideration Shares, and neither 128 nor the Corporation gives any opinion or representation with respect to the tax consequences to the Consultant under United States federal, state, local or foreign tax law of the Consultant’s acquisition or disposition of such securities;

(vii) the Consideration Shares will be issued as “restricted securities” as defined in Rule 144(a)(3) under the U.S. Securities Act;

(viii) if the Consultant decides to offer, sell or otherwise transfer any of the Consideration Shares, it will not offer, sell or otherwise transfer any such securities directly or indirectly, unless

(1) the sale is to 128;

(2) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act (“Regulation S”) and in compliance with applicable local laws and regulations;

(3) the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “Blue Sky” laws; or

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(4) the Consideration Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and, in the case of clauses (C) or (D) above, it has prior to such sale furnished to 128 an opinion of counsel of recognized standing or other evidence of exemption in form and substance reasonably satisfactory 128;

(ix) the certificates or other instruments representing the Consideration Shares, as well as all certificates or other instruments issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear, on the face of such certificate, the restrictive legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO CLAUSE (C) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided that if the Consideration Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, the legend set forth above may be removed by providing an executed declaration to 128’s registrar and transfer agent, in substantially the form set forth as Schedule “C” attached hereto (or in such other forms as 128 may prescribe from time to time) and, if requested by 128 or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to 128 and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Consideration Shares are being sold otherwise than in accordance with Regulation S and other than to 128, the legend may be removed by delivery to the registrar and transfer agent and 128 of an opinion of counsel, of recognized standing reasonably satisfactory to 128, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

(x) the Consultant consents to 128 making a notation on its records or giving instruction to its registrar and transfer agent in order to implement the restrictions on transfer set forth and described herein; and

(xi) the Consultant understands and acknowledges that 128 has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement to facilitate the resale of the Consideration Shares in the United States, or to take any other action (including, without limitation, in respect of Rule 144 under the U.S. Securities Act) to facilitate the resale of any of the Consideration Shares in the United States.

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3. Independent Contractor.

The Parties understand and agree that Consultant is an independent contractor and not an employee of the Corporation. Consultant has no authority to obligate the Corporation by contract or otherwise. Consultant will not be eligible for any employee benefits, nor will the Corporation make deductions from Consultant’s fees for taxes (except as otherwise required by applicable law or regulation). Any taxes imposed on Consultant due to activities performed hereunder will be the sole responsibility of Consultant.

4. Recognition of Corporation’s Rights; Nondisclosure.

Consultant recognizes that the Corporation is engaged in a continuous program of research and development respecting its business activities. Without limiting the Confidentiality and Proprietary Information Agreement attached hereto, Consultant agrees as follows:

(a) At all times during the Term and thereafter, Consultant will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Corporation’s Proprietary Information (defined below), except to the extent such disclosure, use or publication may be (i) required in direct connection with Consultant’s performing requested Services for the Corporation, (ii) is expressly authorized in writing or by email by an officer of the Corporation, or (iii) is expressly required by law.

(b) The term “Proprietary Information” shall mean any and all trade secrets, confidential knowledge, know-how, data or other proprietary information or materials of the Corporation. By way of illustration but not limitation, Proprietary Information includes: (i) inventions, ideas, samples, procedures and formulations for producing any such samples, processes, formulas, data, know-how, improvements, discoveries, developments, designs and techniques arising from the Services or otherwise disclosed or made available to Consultant by or on behalf of Corporation; and (ii) information regarding Corporation’s plans for investment or research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (iii) information regarding the skills and compensation of employees or other consultants of the Corporation.

(c) Consultant understands that the Corporation has received, and in the future will receive from third parties, confidential or proprietary information (“Third Party Information”) subject to a duty on the Corporation’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Term and thereafter, Consultant will hold Third Party Information in the strictest confidence and will not disclose or use Third Party Information, except (i) in connection with Consultant’s performing requested Services for the Corporation, (ii) as expressly authorized in writing or by email by an officer of the Corporation, or (iii) as expressly required law.

(d) Consultant agrees that, during the Term, the Corporation may use Consultant’s name in connection with the Corporation’s marketing activities.

5. Non-Solicitation.

The Consultant covenants, undertakes and agrees with the Corporation that it will not, during the Term and for a period of three (3) years from the date of expiration or termination of this Agreement, for any reason whatsoever, either alone or in conjunction with any person, whether as principal, agent, consultant, director, officer, employee, investor, shareholder (other than a holding of shares listed on a recognized North American stock exchange that does not exceed five percent (5%) of the outstanding shares so listed), or in any other manner, whatsoever, directly or indirectly:

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(a) hire or offer to hire, attempt to, or in any way induce, interfere with, approach, solicit, divert or otherwise obtain the withdrawal from the Corporation, any individual who is employed or engaged by the Corporation or any affiliated entity of the Corporation at the date of expiration or termination of this Agreement or who was employed or engaged by the Corporation or any affiliated entity of the Corporation within the 12 month period prior to the date of expiration or termination of this Agreement; or

(b) induce, interfere with, approach, solicit or divert any Client, customer or supplier to cease doing business with, or otherwise reduce or alter the relationship or association such party has or may have with the Corporation or the business.

6. No Improper Use of Materials.

Consultant agrees not to bring to the Corporation or to use in the performance of Services for the Corporation any materials or documents of a present or former employer of Consultant, or any materials or documents obtained by Consultant from a third party under a binder of confidentiality, unless such materials or documents are generally available to the public or Consultant has authorization from such present or former employer or third party for the possession and unrestricted use of such materials. Consultant understands that Consultant is not to breach any obligation of confidentiality that Consultant has to present or former employers or clients and agrees to fulfill all such obligations during the Term.

7. Termination.

(a) Termination for Breach. Either Party may terminate this Agreement at any time in the event of a breach by the other Party of a material covenant, commitment or obligation under this Agreement (including the Service requirements set out in Schedule “A” attached hereto) that remains uncured after thirty (30) days following written notice thereof. Such termination shall be effective immediately and automatically upon the expiration of the applicable notice period, without further notice or action by either Party. Termination shall be in addition to any other remedies that may be available to the non-breaching Party.

(b) Termination for Financial Insecurity. Either Party may terminate this Agreement immediately at its option upon written notice if the other Party: (i) becomes or is declared insolvent or bankrupt; (ii) is the subject of a voluntary or involuntary bankruptcy or other proceeding related to its liquidation or solvency, which proceeding is not dismissed within 90 calendar days after its filing;

(iii) ceases to do business in the normal course; or (iv) makes an assignment for the benefit of creditors. This Agreement shall terminate immediately and automatically upon any determination by a court of competent jurisdiction that either Party is excused or prohibited from performing in full all obligations hereunder, including, without limitation.

(c) Termination for Other. Corporation may terminate this Agreement immediately without further or written notice to the Consultant:

(i) by reason of the death of Tim Ronchak or inability of Tim Ronchak or the Consultant perform the Services for a period of greater than ten (10) days;

(ii) if the Consultant or any employee of the Consultant engages in conduct that tends to damage the Corporation’s goodwill or reputation for which the Consultant has been put on written notice; or

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(iii) if the Consultant becomes a participant in, or subject to, any legal proceedings where it is alleged that the Consultant has committed gross negligence, fraud, conversion or wrongful death.

(d) Obligations upon Termination. Upon termination of this Agreement, Consultant shall immediately cease to be an independent contractor of the Corporation. Upon termination, Consultant shall immediately remove and not thereafter use any sign, display, or other advertising or marketing means containing Corporation’s Proprietary Information. In addition, Consultant shall immediately return or destroy all Confidential Information, as well as all advertising matter and other printed materials in its possession or under its control containing the Corporation’s intellectual property or Proprietary Information. Within 10 days of the termination of this Agreement for any reason, Consultant shall return all sales, advertising, technical, Confidential Information and any other material of the Corporation supplied to Consultant in connection with this Agreement, and Consultant shall not make or retain any copies of same.

(e) The obligations set forth in Sections 3-15 will survive any termination or expiration of this Agreement. Upon termination of this Agreement, Consultant will promptly deliver to the Corporation all documents and other materials of any nature pertaining to the Services, together with all documents and other items containing or pertaining to any Proprietary Information, provided that with respect to Proprietary Information stored electronically on non-removable media, Consultant may comply with this by delivering an electronic or physical copy of the same to the Corporation and thereafter promptly deleting it by secure means, as long as the Consultant does not directly or indirectly recover or restore the same whether through forensics, archives, undeletion or otherwise.

8. Assignment.

The rights and liabilities of the Parties hereto shall bind and inure to the benefit of their respective successors and assigns, as the case may be; provided that, as the Corporation has specifically contracted for Consultant’s Services, Consultant may not assign or delegate Consultant’s obligations under this Agreement either in whole or in part without the prior written consent of the Corporation. The Corporation may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Corporation’s business.

9. Legal and Equitable Remedies.

Because Consultant’s Services are personal and unique and because Consultant may have access to and become acquainted with the Proprietary Information of the Corporation, the Corporation shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Corporation may have for a breach of this Agreement.

10. Indemnity

The Consultant shall defend, indemnify and hold the Corporation, its directors, officers, shareholders, employees, representatives, dealers, agents, insurers and assignees harmless from and against any and all loss, liability, damage, fine, penalty, demand, expense, complaint, claim or cause of action (including court costs and legal fees) (collectively “Claims” ), arising out of or in connection with the negligent performance or non-performance by the Consultant of the Services or any work performed by the Consultant for the Corporation, or any obligations under this Agreement including any Claims arising out of the enforceability of this Agreement, and actions of any employee, agent, subcontractor or individual or entity otherwise engaged by the Consultant in relation to the provision of the Services, or the breach by the Consultant of any term, condition, covenant, representation, warranty or other provision contained herein.

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11. Limitations of Liability. Except for liability for claims by the Corporation for breaches of its intellectual property rights or for indemnification:

(a) IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER PERSON FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, SPECIAL OR INDIRECT DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, GOODWILL, OR REPUTATION, HOWEVER ARISING, WHETHER IN AN ACTION IN CONTRACT, TORT, UNDER STATUTE OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY OR ANY OTHER PERSON COULD REASONABLY HAVE FORESEEN THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES.

(b) EACH PARTY’S LIABILITY FOR DAMAGES UNDER THIS AGREEMENT SHALL NOT EXCEED THE TOTAL AMOUNT OF COMPENSATION PAID BY THE CORPORATION TO THE CONSULTANT FOR THE SERVICES RENDERED DURING THE TERM.

12. Governing Law; Severability.

This Agreement shall be governed by and construed according to the laws of the Province of Ontario, without regards to conflicts of laws rules. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, that provision shall be severed and the remainder of this Agreement shall continue in full force and effect.

13. Complete Understanding; Modification.

This Agreement, and all other documents mentioned herein, constitute the final, exclusive and complete understanding and agreement of the Parties hereto and supersedes all prior understandings and agreements. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by the Parties hereto.

14. Publicity.

Neither Party will issue any press release or other public announcement relating to this Agreement or any activities related thereto without the prior written consent of the other Party, except where such announcements are required by law or regulation, in which the event the Parties will use all reasonable efforts to consult with each other and cooperate with respect to the wording of any such announcement.

15. Notices.

Any notices required or permitted hereunder shall be given to the appropriate Party at the address listed on the first page of the Agreement, or such other address as the Party shall specify in writing pursuant to this notice provision. Such notice shall be deemed given upon personal delivery to the appropriate address or three days after the date of mailing if sent by certified or registered mail.

16. Counterparts.

Each of the parties shall be entitled to rely on delivery by electronic means of an executed copy of this Agreement, and such electronic copy shall be legally effective to create a valid and binding agreement between the parties in accordance with the terms hereof. In addition, this Agreement may be executed by the parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

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In Witness Whereof, the Parties hereto have executed this Agreement as of the Effective Date.

MIDORI-BIO INC.

By:	/s/ Kenneth Lyons
Kenneth Lyons, President
I have authority to bind the Corporation.

1284670 B.C. LTD.

By:	/s/ Kenneth Lyons
Authorized Signing Authority
I have authority to bind the Corporation.

TR GLOBAL LLC

By:	/s/ Tim Ronchak
Authorized Signing Authority
I have authority to bind the Corporation.

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Confidentiality and Proprietary Information Agreement

In consideration of the engagement as an employee, independent contractor, Consultant or consultant with MIDORI-BIO INC. (the “Corporation”), the undersigned (the “Participant”) agrees and covenants as follows:

1.	Engagement with the Corporation as an employee, independent contractor or consultant, both before and after the date of incorporation of the Corporation (“Engagement”) will give the Participant access to proprietary and confidential information belonging to the Corporation, its customers, its investments and related materials, its suppliers and others (the proprietary and confidential information is collectively referred to in this Agreement as “Confidential Information”). Confidential Information includes but is not limited to Corporation’s customer lists, marketing plans, investment pipeline, strategic partners, proposals, contracts, technical and/or financial information, databases, software, and know-how. All Confidential Information remains the confidential and proprietary information of the Corporation. Confidential Information does not include information that (i) is or becomes public other than through a breach of this Agreement, (ii) is known to the Participant prior to the date of this Agreement and with respect to which the Participant does not have any obligation of confidentiality as of the date of its becoming part of the public domain, or (iii) is developed independently, meaning that it is developed neither with any direct or indirect use of the Confidential Information whatsoever, nor through any performance of the Services.

2.	As referred to herein, the “Business of the Corporation” shall relate to the business of the Corporation as the same is actually practiced by the Corporation during the Engagement and that reasonably relate to the Engagement.

3.	The Participant may, in the course of the Participant’s Engagement with the Corporation, conceive, develop or contribute to material or information related to the Business of the Corporation, including, without limitation as it relates to the Business of the Corporation, software, technical documentation, ideas, inventions (whether or not patentable), hardware, know-how, marketing plans, designs, techniques, documentation, records, regardless of the form or media, if any, on which such is stored (referred to in this Agreement as “Proprietary Property”). The Corporation shall exclusively own all Proprietary Property that the Participant conceives, develops or contributes to in the course of the Participant’s Engagement with the Corporation and all intellectual and industrial property and other rights of any kind in or relating to the Proprietary Property, including but not limited to all copyright, patent, trade secret and trade-mark rights in or relating to the Proprietary Property, and, without limiting the foregoing, the Participant hereby irrevocably assigns all of its right, title and interest in and to the Proprietary Property to the Corporation. Material or information conceived, developed or contributed to by the Participant outside work hours but using the any Corporation computer networks, assets or resources (including Confidential Information or Proprietary Property) shall also be Proprietary Property and be governed by this Agreement if such material or information relates to the Business of the Corporation. The Participant shall keep full and accurate records accessible at all times to the Corporation relating to all Proprietary Property and shall promptly disclose and deliver to the Corporation all Proprietary Property. The Participant may not use or disclose his own or any third party’s confidential information or intellectual property (including any Proprietary Property cannot be fully made, used, reproduced, distributed and otherwise exploited by the Corporation without using or violating the foregoing), without the Corporation’s prior written permission.

4.	The Participant shall, both during and after the Participant’s Engagement with the Corporation, keep all Confidential Information and Proprietary Property confidential and shall not use any of it except for the purpose of carrying out authorized activities on behalf of the Corporation. The Participant may, however, disclose Confidential Information which is required to be disclosed by law, whether under an order of a court or government tribunal or other legal process, provided that Participant informs the Corporation of such requirement in sufficient time to allow the Corporation to avoid such disclosure by the Participant.

The Participant shall return or destroy, as directed by the Corporation, Confidential Information and Proprietary Property to the Corporation upon request by the Corporation at any time. The Participant shall certify, by way of affidavit or statutory declaration that all such Confidential Information and Proprietary Property has been returned or destroyed, as applicable. With respect to non-removable electronic copies of Confidential Information and Proprietary Property, the Participant may comply with the foregoing by deleting the same using reasonably secure means, provided that it does not thereafter directly or indirectly recover or restore such Confidential Information or Proprietary Property, whether through archives, undeletion, forensics or otherwise.

5.	The Participant covenants and agrees not to make any unauthorized use whatsoever of or to bring onto the Corporation’s premises for the purpose of making any unauthorized use whatsoever of any trade secrets, confidential information or proprietary property of any third party, including without limitation any trade-marks or copyrighted materials, during the course of the Participant’s Engagement with the Corporation.

6.	At the reasonable request and at the sole expense of the Corporation, the Participant shall do all reasonable acts necessary and sign all reasonable documentation necessary in order to ensure the Corporation’s ownership of the Proprietary Property and all intellectual and industrial property rights and other rights in the same, including but not limited to providing to the Corporation written assignments of all rights to the Corporation and any other documents required to enable the Corporation to document rights to and/or register patents, copyrights, trade-marks, industrial designs and such other protections as the Corporation considers advisable anywhere in the world. This will include $15,000 cost to develop a new Midori-Bio logo “design and logo guidelines”.

7.	The Participant hereby irrevocably and unconditionally waives all moral rights the Participant may now or in the future have in any Proprietary Property.

8.	The Participant agrees that the Participant will, if reasonably requested from time to time by the Corporation, execute such further reasonable agreements as to confidentiality and proprietary rights as the Corporation’s customers or suppliers reasonably require to protect confidential information or proprietary property.

9.	Regardless of any changes in position, salary or otherwise, including, without limitation, termination of the Participant’s Engagement with the Corporation, unless otherwise stipulated pursuant to the terms hereof, the Participant will continue to be subject to each of the terms and conditions of this Agreement and any other(s) executed pursuant to the preceding paragraph.

10.	The Participant agrees that the Participant’s sole and exclusive remedy for any breach of this Agreement by the Corporation will be limited to monetary damages and that the Participant will not make any claim in respect of any rights to or interest in any Confidential Information or Proprietary Property.

11.	The Participant acknowledges that the services provided by the Participant to the Corporation under this Agreement are unique. The Participant further agrees that irreparable harm will be suffered by the Corporation in the event of the Participant’s breach or threatened breach of any of his or her obligations under this Agreement, and that the Corporation will be entitled to seek, in addition to any other rights and remedies that it may have at law or equity, to a temporary or permanent injunction restraining the Participant from engaging in or continuing any such breach hereof. Any claims asserted by the Participant against the Corporation shall not constitute a defense in any injunction action, application or motion brought against the Participant by the Corporation.

12.	This Agreement is governed by the laws of the Province of British Columbia and the parties agree to the non-exclusive jurisdiction of the courts of the Province of British Columbia in relation to this Agreement.

13.	If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deleted and the other provisions shall remain in effect.

IN WITNESS WHEREOF the Corporation and the Participant have caused this Agreement to be executed as of the _____________ day of __________, 2021.

MIDORI-BIO INC.

By:	/s/ Kenneth Lyons
Kenneth Lyons, President
I have authority to bind the Corporation.

1284670 B.C. LTD.

By:	/s/ Kenneth Lyons
Authorized Signing Authority
I have authority to bind the Corporation.

TR GLOBAL LLC

By:	/s/ Tim Ronchak
Authorized Signing Authority
I have authority to bind the Corporation.

Schedule “A”

The Consultant agrees to perform the following Services with a minimum weekly commitment of thirty- five (35) hours, either by phone or in person, as may be required:

●	sourcing & developing new business customers;

●	support Corporation’s government relations strategies;

●	support Corporation’s B2B and B2C relationships;

●	support Corporation’s PR outreach;

●	consult and meet with Corporation principles and associate consultants and ambassadors, as may be required; and

●	maintain/support the Approved Clients’ accounts with the Corporation.

Schedule “B”

Approved Clients:

1.	Wilson Sporting Goods Company
2.	Head Sport GmbH
3.	Penn Racquet Sports, Inc.
4.	Amer Sports
5.	Babalot
6.	Dunlop
7.	Tchnifibre
8.	Royce Too
9.	VF – Vans/North Face
10.	General Mills
11.	Tai Apparel Co
12.	Activenvironmental
13.	Onyx
14.	Sons
15.	Vouri
16.	Pop Sockets
17.	Asics

Schedule “C”

Form of Declaration for Removal of Legend

To:           [1284670 B.C. LTD.] (the “Corporation”)

And To: Registrar and transfer agent for the shares of the Corporation.

The undersigned (A) acknowledges that the sale of ________________ common shares (the “Securities”) of the Corporation which this declaration relates, represented by certificate number _____________________ or held in direct registration system (DRS) account number _____________________, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not (a) is not an “affiliate” of the Corporation, as that term is defined in Rule 405 under the U.S. Securities Act, or is an affiliate solely by virtue of being an officer or director of the Corporation, (b) a “distributor” as defined in Regulation S or (c) an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or any other “designated offshore securities market”, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any “directed selling efforts” in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated ______________ 20____.

X
Signature of individual (if Seller is an individual)

X
Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer

(Required for sales pursuant to Section (B)(2)(b) above)

We have read the foregoing representations of our customer, ______________________ (the “Seller”) Dated _______________,with regard to the sale, for such Seller’s account, of ________________ common shares (the “Securities”) of the Corporation represented by certificate number ________________ or held in direct registration system (DRS) account number _________________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell Securities was made to a person in the United States;

(2)	the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)	we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Corporation shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Dated: _____________ 20 .

Name of Firm

By:
Authorized Officer